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                                                                    Exhibit 10.4

         LOGISTICS SERVICE AND INFORMATION TECHNOLOGY SUPPORT AGREEMENT

This Logistics Service and Information Technology Support Agreement (hereinafter referred to as this "Agreement") is entered into by and between the following parties on May 28, 2007 in Shenzhen:

PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

          Registered address: Nepstar Building A-15B, Nanshan District, Shenzhen

PARTY B: [REGIONAL NEPSTAR COMPANY]

          Registered address:

Whereas:

(1) Party A is a limited liability company incorporated and registered in Shenzhen in accordance with law of People's Republic of China ("PRC") to engage in pharmaceutical wholesale, computer network technology development and technology consulting and service in accordance with law as approved by relevant governmental authorities of PRC;

(2) Party B is a limited liability company incorporated and registered in [Place of Regional Nepstar Company] in accordance with law of PRC to engage in pharmaceutical retail as approved by relevant governmental authorities of PRC;

(3) Party A desires to provide logistics service and pharmaceutical retail information technology system support and service to Party B, while Party B is willing to accept such service.

Therefore, upon discussion, both parties agree on this Agreement as follows:

1.   SCOPE OF SERVICE

     Under this Agreement, the logistics service and information technology support provided by Party A to Party B include pharmaceutical delivery and information technology support. For details, please refer to Exhibit I ("Logistics Service and Information Technology Support").

2. EXCLUSIVE LOGISTICS SERVICE AND INFORMATION TECHNOLOGY SUPPORT; EXCLUSIVE INTEREST

     2.1 During the term of this Agreement, Party A agrees to provide relevant Logistics Service and information technology Support to Party B as Party B's

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          exclusive provider of Logistics Service and Information Technology
          Support in accordance with terms and conditions hereunder.

     2.2 Party B agrees to accept Party A as its exclusive service provider for Logistics Service and Information Technology Support and Party B further agrees that, without prior written consent of Party A, during the term of this Agreement, Party B may not obtain any logistics service and information technology support from any third party. Party A may contract part or all of its obligations of service under this Agreement to any third party as appropriate, on the basis of its own demand.

3.   CALCULATION, PAYMENT OF SERVICE FEE

     3.1 Party B agrees to pay Party A service fee for its Logistics Service and Information Technology Support ("Service Fee"). Both parties agree that the Service Fee hereunder shall be 40% of Party B's pre-tax profit every year.

     3.2 Upon completion of auditing of Party B for each fiscal year, Party B shall, base on the auditing results, pay the Service Fee to the account designated by Party A in 30 days upon such completion and in any circumstance no later than April 30 of each calendar year.

     3.3 Party A has the right to release Party B from its obligation to pay the Service Fee or adjust the amount of the Service Fee provided under this article at any time.

     3.4 The Service Fee payable by Party B to Party A hereunder is secured by pledges on the equity interests in Party B owned by Party B's shareholders other than Party A ("Party B's Other Shareholders"), and by pledges on the equity interests in the Party B's Other Shareholders owned by shareholders of Party B's Other Shareholders.

4.   INTELLECTUAL PROPERTY

     4.1 The copyrights of software developed by Party A and other relevant software and the intellectual property of all research and development results obtained by research and development of Party A in performance of this Agreement and/or other agreements entered into by the parties as well as any derivative rights shall belong to Party A. The foregoing rights include, without limitation, patent rights, software and technical documents as carrier, copyrights or other intellectual property of technology materials and the rights to license third party to use foregoing intellectual property or to transfer foregoing intellectual property.

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5.   REPRESENTATION AND WARRANTY

     5.1  Party A hereby represents and warrants as follows:

          5.1.1 that Party A is a limited liability company legally incorporated and effectively existing in accordance with law of PRC;

          5.1.2 that Party A's execution and performance of this Agreement is within its corporate power and business scope and Party A has taken necessary corporate actions and obtained appropriate authorization and has obtained requisite consent and approval from third parties and governmental authorities. Such execution and implementation is not in violation of any restriction of any PRC law or contract binding on or affecting it; and

          5.1.3 that upon execution, this Agreement constitutes lawful, valid and binding obligation of Party A, enforceable in accordance with its provisions.

     5.2  Party B hereby represents and warrants as follows:

          5.2.1 that Party B is a limited liability company legally incorporated and effectively existing in accordance with law of PRC;

          4.1.1 that Party B's execution and performance of this Agreement is within its corporate power and business scope and Party B has taken necessary corporate actions and obtained appropriate authorization and has obtained requisite consent and approval from third parties and governmental authorities. Such execution and implementation is not in violation of any restriction of any PRC law or contract binding on or affecting it; and

          5.2.2 that upon execution, this Agreement constitutes lawful, valid and binding obligation of Party B, enforceable in accordance with its provisions.

6.   CONFIDENTIALITY PROVISION

     6.1 Party B agrees to take various reasonable confidential measures to keep the privileged materials and information of Party A that it knows or get access to in Party A's exclusive Logistics Service and information technology Support ("Confidential Information") in confidentiality. Without prior written consent of Party A, Party B may not disclose, provide or transfer such Confidential Information to any third party. Upon termination of this Agreement, Party B

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          shall, at the request of Party A, return any document, material or software containing Confidential Information to Party A, or destroy it directly and delete any Confidential Information from all relevant memories and shall not continue to use such Confidential Information.

     6.2 Both parties acknowledge and confirm that any oral or written material exchanged with each other concerning this Agreement is Confidential Information. Both parties shall keep all of such Confidential Information in confidentiality and may not disclose to any third party any relevant material, except (a) materials that have been or will be known by the public (only if it is not disclosed by the receiving party to the public without permission); (b) materials disclosed as required by applicable law or rules or regulations of any stock exchange; or (c) materials disclosed to the legal or financial advisors of either party in connection with the transaction as involved herein, provided that such legal or financial advisors shall assume similar confidential responsibility as under this provision. The disclosure by any employee or engaged entity of either party will be deemed as disclosure of such party and such party shall be liable for its breach in accordance with this Agreement.

     6.3 The parties agree that whether this Agreement is held invalid, modified, terminated or unenforceable, this Article 6 shall continue to be valid.

7.   INDEMNIFICATION

     Party B shall indemnify and hold Party A harmless from any loss, damage, liability or expense due to any action, claim or other request against Party A arising from or caused by the content of Logistics Service and Information Technology Support as required by Party B.

8.   EFFECTIVENESS AND TERM

     8.1 This Agreement is executed on the date as set forth above and becomes effective on the date when the authorized representatives of both parties sign this Agreement respectively.

     8.2 Any amendment, modification or supplement to this Agreement shall be made in writing and shall become effective when the authorized representatives of both parties sign thereon.

     8.3 Unless upon early termination in accordance with this Agreement or provisions of additional relevant agreements between the parties hereof, the term of this Agreement shall be ten years from the effective date.

     8.4 With written consent of both Party A and Party B, this Agreement may be

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          renewed upon expiry. The term of renewed contract will be determined by the parties hereof. If the parties fail to agree on renewal or the term of renewed contract, unless Party A provides a written notice of no renewal before the expiry, this Agreement shall be automatically renewed for an additional year after expiry (including the expiry of renewed contract).

     8.5 If during the terms as provided in Section 8.3 and 8.4 hereof, the business term (including any extended term) of either party expires or terminates due to any other reason, this Agreement shall terminate upon such termination, unless such party has transferred its rights and obligations hereunder according to Article 11 of this Agreement.

9.    TERMINATION

          9.1  Termination on Expiry Date. Unless renewed in accordance with
               Article 8.4 of this Agreement, this Agreement shall terminate on the expiry date.

          9.2 Early Termination. During the term of this Agreement, Party B may not terminate this Agreement before expiry, unless there is any gross negligence, default, other misconduct or bankruptcy on the part of Party A. Notwithstanding foregoing, Party A has the right to terminate this Agreement at any time through providing Party B a written notice thirty (30) days earlier. During the term of this Agreement, If Party B is in breach of this Agreement and fails to correct its breach in fourteen (14) days after receiving the written notice concerning its breach from Party A, Party A may notify Party B in writing to terminate this Agreement.

          9.3 Provisions after Termination. After this Agreement terminates, the rights and obligations of the parties under Article 6, 11 and 13 hereunder shall continue to be valid.

10.  GOVERNING LAW

     The performance, interpretation and enforcement of this Agreement shall be governed by law of PRC.

11.  DISPUTE RESOLUTION

     In the event of any dispute between the parties concerning the interpretation and/or performance of any provision under this Agreement, the parties shall resolve such dispute through discussion in good faith. If the parties fail to agree upon resolution of such dispute in thirty (30) days after one party requests to resolve such dispute through discussion, either party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its

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     then valid arbitration rules. The place of arbitration shall be Shenzhen and the language to be used in such arbitration shall be Chinese. The arbitration award shall be final and binding on both parties.

12.  FORCE MAJEURE

     12.1 "Force Majeure" means any event that is beyond the reasonable control of one party and is not avoidable even under reasonable attention of the affected party, including without limitation, governmental act, natural power, fire, explosion, storm, flood, earthquake, tide, lightening and war, provided that, the deficiency of credit, capital or fund-raising shall not be deemed as an event out of reasonable control of one party. The party affected by Force Majeure and seeking to be released from fulfilling its obligation under this Agreement shall notify such exemption event to the other party as soon as possible and indicate its actions to be taken to fulfill its obligation.

     12.2 In the event of delay or suspension of implementation of this Agreement due to any Force Majeure as defined above, the party affected by such Force Majeure will not be required to assume any liability under this Agreement in the extent of delay or suspension. The affected party shall take appropriate measures to diminish or eliminate the influence of such Force Majeure and shall try to resume with performance of obligation delayed or suspended by such Force Majeure. Upon elimination of Force Majeure, the parties agree to resume performance under this Agreement at its best effort.

13.  NOTICE

     Any notice or other communication from either party in accordance with this Agreement shall be made in writing in Chinese or English and may be sent by personal delivery, registered mail, pre-paid mail or acceptable courier service or facsimile to the following address or addresses of the related party or both parties or other address as notified by the other party to such party from time to time or address of others designated by the other party. The notice shall be deemed to be delivered (a) for notice delivered by personal delivery, on the date of personal delivery; (b) for notice sent by mail, on the third (3) day after the prepaid air registered mail is sent out (as indicated on the mail mark) or on the second (2) day after given to the internationally recognized courier service institution, and (c) for notice sent by facsimile, at the receiving time as indicated by transmission confirmation letter of relevant document.

     PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

              address: Nepstar Building A-15B, Nanshan District, Shenzhen
              Attention: Simin Zhang

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              Fax: 0755-26401549
              Tel: 0755-26403438

     PARTY B: [REGIONAL NEPSTAR COMPANY]

14.  ASSIGNMENT OF AGREEMENT

     14.1 Without prior written consent of Party A, Party B may not transfer its rights and obligations hereunder to any third party.

     14.2 Party A may transfer its rights and obligations hereunder to any third party. Party A shall provide Party B with written notice at the time of such transference, and Party B's consent is not required with respect to such transference.

15.  ENTIRENESS OF AGREEMENT

     Both parties confirm that upon effectiveness, this Agreement constitutes the entire agreement and understanding between the parties hereof with respect to the subject matter of this Agreement and completely supersedes all prior oral or/and written agreement and understanding between the parties before this Agreement with respect to such subject matter hereof.

16.  SEVERABILITY OF AGREEMENT

     If any provision under this Agreement is held to be invalid or unenforceable due to conflict with relevant law, then such provision shall be deemed to be invalid only in the extent of jurisdiction of relevant law and may not affect the legal effect of other provisions hereof.

17.  COPIES OF AGREEMENT

     Two original copies of this Agreement shall be signed, each of which is held by the parties separately. Each original shall have the same legal effect.

IN WITNESS WHEREOF, both parties have caused their respective legal representative or authorized representative to sign on this Agreement on the date set forth above as proof of credit.

PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

Legal Representative: Simin Zhang

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Seal:

PARTY B: [REGIONAL NEPSTAR COMPANY]

Legal Representative:

Seal:

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                                    EXHIBIT I

              LOGISTICS SERVICE AND INFORMATION TECHNOLOGY SUPPORT

1. Pharmaceutical Retail System STAR

Systems providing sound pharmaceutical retail and logistics information, including product managing system, logistics service system and store managing system. Services covering installation of the system in newly-established distribution centers and newly-opened stores; providing system upgrade service and maintenance.

2. Finance System K3

A finance managing platform, including daily finance work, financial analysis and other functional supports for information system.

3. Office Automatization System

A unified office automatization platform system for the purpose of internal and external email and office document reviewing and approving.

4. Supplier Information Support Service Platform

A information sharing service platform to provide suppliers with information regarding sales and inventory.

5. Member Point Managing System

A member point managing system which assists in managing member scores, such as point accumulation, exchange, exchanging purchase and award drawing. This is helpful for efficient promotion.